UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported: November 7, 2006)
AMERUS GROUP CO.
(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA	50309-3948

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (515) 362-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     As previously announced on July 13, 2006, AmerUs Group Co. (the “Company”) and Aviva plc (“Aviva”) have entered into an agreement and plan of merger (“Merger Agreement”) pursuant to which Aviva will acquire all of the common stock of the Company in exchange for $69.00 per share in cash for each outstanding share of Company common stock. On November 7, 2006, Aviva plc received approval from the Commissioner of Insurance of the State of Kansas of Aviva’s Form A application regarding the proposed indirect acquisition of American Investors Life Insurance Company, Inc.
     The Merger Agreement, which was unanimously approved by the boards of directors of Aviva and the Company and was approved by the Company’s shareholders, remains subject to receipt of Form A approvals from insurance departments in Indiana and New York.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.
By:	/s/ Christopher J. Littlefield
Christopher J. Littlefield
Executive Vice President and General Counsel

Dated: November 7, 2006